Exhibit 5.1b

Hunton Andrews Kurth LLP File No: 076441.0000063

February 21, 2024

Board of Trustees
Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland 20814

Re:	Registration Statement on Form S-3 Regarding the Registration of Indeterminate Amount of Securities

Ladies and Gentlemen:

We have acted as counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with the registration by the Company of (i) senior and subordinated debt securities of the Company (collectively, the “Debt Securities”), (ii) common shares of beneficial ownership of the Company, $0.01 par value per share (the “Common Shares”), (iii) preferred shares of beneficial ownership of the Company, $0.01 par value per share (the “Preferred Shares”), (iv) warrants for the purchase of securities of the Company described in clauses (i) through (iii), and (v) units for the purchase of two of more of the securities of the Company described in clauses (i) through (iv), in any combination (the “Units” and, together with the Debt Securities, the Common Shares, the Preferred Shares and the Warrants, the “Offered Securities”), having an indeterminate maximum aggregate offering price as set forth in the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named (collectively, the “Indentures”), the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

February 21, 2024

In connection with the foregoing, we have examined the following documents:

(a)	the Registration Statement, including the Exhibits identified under Item 16 of the Registration Statement;

(b)	resolutions of the Board of Trustees of the Company dated February 15, 2024, adopted at a duly called meeting of the Board of Trustees, relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities;

(c)	the Declaration of Trust of the Company, as amended or supplemented from time to time (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(d)	the Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company; and

(e)	a certificate of the SDAT as to the good standing of the Company, dated as of February 15, 2024.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We do not purport to express any opinion as to the effect of any laws other than (a) the laws of the State of New York, (b) the Federal laws of the United States of America and (c) the Maryland REIT Law. With respect to all matters of the Maryland REIT Law, we have relied upon the opinion, dated the date hereof, of Venable LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable LLP.

February 21, 2024

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.            The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and (d) the Company has received full payment therefor in accordance with appropriate corporate action of the Company, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture.

3.            When (a) the terms of any Warrants or Units have been authorized by appropriate corporate action of the Company, (b) such Warrants or Units, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and any applicable Warrant Agreement or Unit Agreement, (c) the certificates representing the Warrants or Units, as applicable, have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement or Unit Agreement, and (d) the Company has received full payment of the consideration therefor in accordance with the appropriate corporate authorization, then such Warrants or Units, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement or Unit Agreement.

In expressing the opinions set forth above, we have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Warrants or Units), the total number of Common Shares and Preferred Shares issued and reserved for issuance will not exceed the total number of Common Shares or Preferred Shares, as the case may be, that the Company is authorized to issue under the Declaration, as then in effect, (ii) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the applicable Debt Security, Indenture, Warrant Agreement and Unit Agreement will be governed by and construed in accordance with the laws of the State of New York.

February 21, 2024

The opinions set forth above are subject to the qualification that the validity, binding effect and enforceability of the Company’s obligations under the Indentures, the Debt Securities, the Units, any Warrant Agreement to purchase Debt Securities, Warrants to purchase Debt Securities, any Unit Agreement consisting of Debt Securities and the Units consisting of Debt Securities may be subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws relating to or affecting the rights of creditors generally, including without limitation, fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing.

We hereby consent to the filing of this opinion as Exhibit 5.1b to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might arise or be brought to our attention.

Very truly yours,

/s/ Hunton Andrews Kurth LLP